Exhibit 10.1

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (the "Agreement') is made and entered into effective as of September 1, 2016, (the "Effective Date') by and between Whistler Ventures LLC, a Delaware Limited Liability Corporation whose mailing address is 7941 Katy Freeway, Suite 522, Houston, Texas 77024 (the "Seller') and Petrolia Energy Corporation, a Texas corporation (formerly Rockdale Resources Corporation) whose mailing address  is 710 N. Post Oak Rd., Suite 512, Houston, Texas 77024 (the "Purchaser").

BACKGROUND

The Purchaser desires to purchase from the Seller, and the Seller desires to sell to the Purchaser, an undivided twenty-five percent (25%) leasehold working interest in the  Twin Lakes San Andres Unit field and all related leases and assets located in Chaves County, New Mexico which are more specifically described in Exhibit A attached hereto and incorporate herein (collectively, herein called the `Twin Lakes Assets") on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for value received, the parties hereto agree to the following terms and conditions:

1.          Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement,  Purchaser hereby purchases,  acquires and accepts from Seller, and Sellers hereby sells, transfers, assigns, conveys and delivers to Purchaser all of Sellers' right, title and interest of every type, nature and character whatsoever in, to and under the Twin Lakes Assets. Simultaneous with the execution of this Agreement, the Seller shall execute, acknowledge and deliver to the Purchaser a recordable assignment acceptable to the Purchaser of the Twin Lakes Assets in the form attached hereto and incorporated herein as Exhibit B (the "Assignment").

2.          Purchase Price. The total purchase price ("Purchase Price') for the Twin Lakes Assets to be paid by the Purchaser to the Seller for the Twin Lakes Assets shall be the sum of $ 350,000.00, payable simultaneously with the execution of this Agreement and receipt of the Assignment of the Twin Lakes Assets solely by the issuance of shares to the Seller of 3,5000,000 restricted shares of Seller's stock which are traded on the OTCQB under the symbol BBLS. THE SHARES OF SELLERS STOCK ACQUIRED BY SELLER PURSUANT TO THIS AGREEMENT WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND MAY BE OFFERED AND SOLD BY SELLER  ONLY  IF  REGISTERED  AND  QUALIFIED  PURSUANT TO  THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES OR BLUE SKY  LAWS  OR  IF  AN  EXEMPTION  FROM  SUCH REGISTRATION OR QUALIFICATION IS APPLICABLE.

3.          Allocation of Liabilities.  Notwithstanding  anything  to  the  contrary elsewhere contained, following the Closing, the Purchaser shall be responsible for and shall assume only liabilities related to the Twin Lakes Assets that arise solely as a result of events wholly occurring subsequent to the Effective Date. The Seller agrees to be responsible for and assume all liabilities whatsoever that are related to the Twin Lakes Assets and that arise (in whole or in part) as a result of events occurring prior to the
Effective Date.

4.          Seller's Covenants,   Representations  and  Warranties.  The Seller covenants, represents and warrants to Purchaser that:

(a) Disclosure.  Seller has fully disclosed to the Purchaser in writing all of the Seller's contracts, commitments and liabilities to Purchaser, whether they be direct or contingent.

(b) Assets.  Seller is the owner of all of the Twin Lakes Assets covered by this Agreement, and conveys all such Twin Lakes Assets to the Purchaser, free of all claims, liens, burdens, encumbrances, restrictions and other adverse interests other than those that have been expressly disclosed to the Purchaser in writing on or prior to the Effective Date.

(e) Liabilities.  There are no debts or liabilities of any type whatsoever with respect to Seller (including without limitation, tax liabilities of any type) other than debts or liabilities incurred in the ordinary course of business as of this date and which have been expressly disclosed to the Purchaser in writing prior to the Effective Date.

(f) Actions/Suits.  There are no suits, claims, demands, filings, causes of action, administrative proceedings, lawsuits or other litigation pending, or threatened that could now or hereafter adversely affect the ownership or operation of Seller except those (if any) that have been expressly disclosed to the Purchaser in writing prior to the Effective Date.

(h) Compliance.  The  Twin Lakes Assets have been operated in accordance with all applicable laws, orders, rules and regulations of all governmental authorities having or asserting jurisdiction relating to the ownership and operation thereof; including the production of all hydrocarbons attributable thereto.  To the best of Seller's knowledge, all necessary governmental certificates, consents, permits, licenses or other authorizations with regard to the ownership or operation of the Twin Lakes Assets have been obtained and no violations exist or have been recorded in respect of such licenses, permits or authorizations except for those (if any) which have been expressly disclosed to the Purchaser in writing prior to the Effective Date.

(i) Consents, Waivers and Preferential Rights.  There are no consents or waivers of preferential purchase or other rights necessary to permit the valid conveyance to Purchaser of the Twin Lakes Assets that is contemplated by this Agreement (excluding

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governmental consents and approvals (if any are necessary) that are customarily obtained post-Effective Date).

(j) Brokers.  No broker or finder is entitled to any brokerage or finder's fee, or to any commission, based in any way on agreements, arrangements or understandings made by or on behalf of Seller for which Purchaser has or will have any liabilities or obligations (contingent or otherwise).

(k) Organization and Good Standing.  Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate the Twin Lakes Assets, to carry on its business as now conducted and to perform its obligations  under  this  Agreement,  and  to  perform  its  obligations  hereunder  and thereunder.

(1) Corporate Power.  The Seller has full corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Seller in connection with the consummation of the transactions contemplated by this Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.   The execution and delivery by Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on behalf of Seller.  This Agreement has been duly executed and delivered by Seller and (assuming the due authorization, execution and delivery by the Purchaser) this Agreement constitutes the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

5.          Further Assurances.  Seller and Purchaser shall each, on a timely basis, execute,  acknowledge  and deliver all such further conveyances,  certificates,  notices, assumptions, releases and such other instruments, and shall, on a timely basis, take such further  actions,  as may be reasonably necessary or appropriate to assure fully to Purchaser and its respective successors or assigns, all of the assets, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to Purchaser under this Agreement and to otherwise make effective the transactions contemplated hereby.

6.          Entire Agreement.  This Agreement contains the entire agreement of the parties hereto.  There are no other agreements, oral or written, and this Agreement can be amended only by written agreement signed by the parties hereto, and by reference, made a part hereof

7.          Assignment.   This Agreement may not be transferred or assigned, in whole or in part, by either party without the prior written consent of the other party being first obtained.

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8.          Binding Effect.  This Agreement, and the terms, covenants, and conditions herein contained, shall inure to the benefit of and be binding upon the permitted successors, and permitted assigns of each of the parties hereto.

9.          Expenses.  Except as otherwise provided in this Agreement, Seller and Purchaser shall each bear their own respective expenses, including without limitation attorney's fees, incurred in connection with the negotiation and  execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby. Notwithstanding the foregoing, in the event of any action or proceeding to interpret or enforce this Agreement, the prevailing party in such action or proceeding shall be entitled to have and recover from the non-prevailing party such costs and expenses (including, without limitation, all court costs and reasonable attorneys' fees) as the prevailing party may incur in the pursuit or defense thereof.

10.          Indemnification of Purchaser.  Seller agrees to and shall indemnify Purchaser and its officers, directors, employees, agents, representatives, successors and assigns (each a "Purchaser Party'), and save and hold each of them harmless from and against, and pay on behalf of or reimburse any Purchaser Party as and when incurred for, all claims, costs, expenses, liabilities and/or losses of every type nature and character whatsoever pertaining to,  arising out of or relating to the Twin Lakes Assets and occurring (in whole or in part) prior to the Effective Date.

11.          Section Headings.  The section headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several sections hereof

12.          Publicity.  Neither Seller nor Purchaser shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other party hereto, which approval will not be unreasonably withheld or delayed, unless, in the sole judgment of Purchaser or Seller,  disclosure is otherwise required by applicable law, provided that the party intending to make such release shall use its reasonable efforts consistent with such applicable law to consult with the other party with respect to the text thereof

13.          Severability.  If any provision of this Agreement or application to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

14.          No Third Party Beneficiary.  Except as otherwise expressly set forth herein, no term or provision of this Agreement is intended to or shall be for the benefit of any person or entity not a party hereto, and no such other person or entity shall have any

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right or cause of action hereunder, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over and against any party to this Agreement.

15.          Governing Law.  This Agreement shall be governed by the applicable laws of the State of Texas, without regard to its choice or conflicts of law rules or principles.

16.          Venue.  The parties acknowledge their agreement and irrevocably consent to the courts situated in Houston, Harris County, Texas, as the sole and exclusive venue for litigation of any type, nature or character whatsoever between the parties pertaining in any manner whatsoever to this Agreement.

17.          Authorization. The undersigned natural persons executing this Agreement warrant and represent that they are duly authorized to do so and to bind the entity fur which they sign.

18.          Time of the Essence.  Time is of the essence in all things pertaining to the performance of this Agreement.

19.          Currency. Al[ dollar amounts are expressed in United States currency.

20.          Survival of Obligations.  To the extent necessary to carry out the terms and provisions hereof, the terms, conditions, obligations and rights set forth herein shall not be deemed terminated at the time of the execution and delivery of the assignment provided in Paragraph 1, above or the payment of the purchase price provided in Paragraph 2, above. nor will they merge into the assignment provided in Paragraph 1, above.

21.          Multiple Counterparts.  This Agreement may be executed in multiple counterparts that shall become effective to the same extent as the original only when every party has signed and delivered a signed counterpart. For purposes of the execution of this Agreement, signature pages transmitted by facsimile or email shall be given the same weight and effect as, and treated as, original signatures

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement to be effective for all purposes as of the Effective Date.
SELLER:	PURCHASER

Whistler Ventures LLC	Petrolia Energy Corporation

By,	By,

/s/Nadeem Babar	/s/Leo Womack

/s/Nadeem Babar, President	Leo Womack, Chairman of the Board

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EXHIBIT A

ASSIGNMENT AND TRANSFER OF INTEREST
STATE OF NEW MEXICO          §
                                                                     KNOW ALL MEN BY THESE PRESENTS THAT:
COUNTY OF CHAVEZ                §

WHISTLER VENTURES LLC, a Delaware Limited Liability Corporation whose mailing address is 7941 Katy Freeway, Suite 522, Houston, Texas 77024 ("Assignor'), for value received, does hereby assign, transfer, grant and convey unto Petrolia Energy Corporation, a Texas corporation (formerly Rockdale Resources Corporation) whose mailing address is 710 N. Post Oak Rd., Suite 512, Houston, Texas 77024 ("Assignee"), an undivided twenty-five percent (25%) of eight-eighths (8/811) interest in and to the Twin Lakes San Andres Unit field in Chaves County, New Mexico, including without limitation all of the following:

(i)          The oil and gas leases, leasehold interests, mineral interests, rights and interests attributable or allocable to the oil and gas leases or leasehold interests by virtue of pooling, unitization, communitization, participation and operating agreements, licenses, permits, and other agreements   covering the lands in Chaves County, New Mexico, that are more particularly described on Exhibit A hereto (collectively the "Leases'), together with Assignors  interests in and to all the property and rights incident thereto, including, but not limited to, all rights in, to and under all agreements, product purchase and sale contracts, leases, permits, rights-of-way, easements, licenses, farmouts, options, orders, and other contracts or agreements of a similar nature to the extent same relate to the Leases;

(ii)          The  wells, equipment, materials and other personal property, fixtures and improvements on the Leases as of the Effective Date (as hereinafter defined), appurtenant thereto or used or obtained in connection with the Leases or with the production, treatment, sale or disposal of hydrocarbons or waste produced therefrom or attributable thereto, and all other appurtenances thereunto belonging (the "Equipment'); provided, however, the Equipment shall not include vehicles, communications equipment, tools, warehouse stock, compressors or leased equipment located on the Leases;

(iii)          All   unitization,   communitization,   pooling,   participation   and   operating agreements, and the units created thereby which relate to the Leases or interests therein described on Exhibit "A" or which relate to any units or wells located on the Leases, including any and all units formed under orders, regulations, rules, and other official acts of the governmental authority having jurisdiction, together with any right, title and interest created thereby in the Leases; and

(iv)          All of Assignor's rights to claim revenues  or gas  resulting from any underproduction attributable to Assignor's interest in the Leases.

All of Assignor's interest in the above-mentioned assets is herein collectively referred to as the "Interests".

TO HAVE AND TO HOLD the Interests unto Assignee, its successors and assigns, forever, subject to the following terms and conditions:

1.          This Assignment is executed and delivered pursuant to a certain Purchase and Sale Agreement between Assignor and Assignee of even date herewith pertaining to the Interests.

EXHIBIT B

TWIN LAKES SAN ANDRES FIELD CHAVES COUNTY, NEW MEXICO

THE TWIN LAKES SAN ANDRES FIELD, IN CHAVES COUNTY, NEW MEXICO, COVERING AND INCLUDING ALL OF THE OIL AND GAS LEASES, LEASEHOLD INTERESTS, RIGHTS AND INTERESTS ATTRIBUTABLE OR ALLOCABLE TO THE OIL AND GAS LEASES OR LEASEHOLD INTERESTS BY VIRTUE OF POOLING, UNITIZATION,   COMMUNITIZATION,   PARTICIPATION AND  OPERATING AGREEMENTS, LICENSES, PERMITS, AND OTHER AGREEMENTS, COVERING OR PERTAINING TO THE FOLLOWING LANDS IN CHAVES COUNTY, NEW MEXICO:

THE SE/4 AND THE E12 SW/4 AND THE SW/4 SW/4 AND THE W/2 SE/4 AND THE SW/4, W/2 SE14 AND SE/4 SW/4 AND THE SW/4 SE/4 AND THE NW14 SW/4 AND THE NE/4 SW/4 AND THE NW/4 SE/4 OF SECTION 18;

THE E/2 SW/4 AND THE W/2 SE/4 AND W/2 SW/4 AND THE SE/4 SE/4 AND THE SW/4 W12 SE14, SE/4 SE14 ABD TGE SE/4 SW/4 AND THE SW/4 SE/4 AND THE SW/4 SW/4 AND THE NW/4 SW/4 AND THE NE/4 SW/4 AND THE SW/4 SE/4 AND THE NE/4 SE/4 OF SECTION 19;

THE NW/4 NW/4 SW/4 NW/4 NE/4 SE/4 NW14 AND THE SW/4 NE/4 AND THE SW/4 SE/4 OF SECTION 30,-

IRA CT I ALL OF SECTION 4, TRACT 1 N12 AND THE S12 OF SECTION 5 AND THE S12 & NE14 OF SECTION 6,•

THE 2 E12 OF SECTION 13 AND THE E12 SECTION 24 AND THE NE14 SECTION 25; THE SW14 AND THE SE14 AND THE NE14OF SECTION 12;

THE NW14AND THE N/2 S/2 AND THE NE/4 OF SECTION 11; THE E/2 SE14 OF SECTION 13;

THE NE/4 AND THE SF./4 NW14AND THE S12 SE14 AND THE NE14 SE/4 OF SECTION 25;

THE SE14 NW/4 AND THE NW/4 NW/4 AND THE NW/4 SE14 AND THE SE14 SE/4 AND THE SW/4 NE14AND THE NE14 NE/4AND THE SE/4 NE/4AND THE NE14SW14 AND THE NE14 NW/4AND TGE W/2 SW14AND THE SW14 SE/4AND THE NW/4NE14AND THE SW/4 NW/4 OF SECTION 36,•

THE SE/4 SE14 OF SECTION 26,•

THE E12 NE14 AND THE SE/4 NE/4AND THE SE14 SE/4 AND THE E12 SE/4 OF SECTION 35;

THE E12 OF SECTION 31;

THE W/2 SW/4 OF SECTION 32;

THE W/2 OF SECTION 5; ALL OF SECTION 6;

THE SE14 NE/4 AND THE NE/4 SE/4 OF SECTION 7; AND THE N/2 NW/4 AND THE SW/4 NW/4 OF SECTION 8.

Exhibit A
to that certain Assignment and Transfer of Interest,
effective as of September 1, 2016, and being by and between
 Whistler Ventures LLC, as Assignor and
Petrolia Energy Corporation, as Assignee.

This Assignment and Transfer of Interests covers and includes an assignment and transfer of interest by Assignor to Assignee of an undivided twenty-five percent (25%) of eight-eighths (8/8`b) interest in and to the following described property situated in Chaves County, New Mexico:

THE TWIN LAKES SAN ANDRES FIELD, IN CHAVES COUNTY, NEW MEXICO, COVERING AND INCLUDING ALL OF THE OIL AND GAS LEASES, LEASEHOLD INTERESTS, RIGHTS AND INTERESTS ATTRIBUTABLE OR ALLOCABLE TO THE OIL AND GAS LEASES OR LEASEHOLD INTERESTS BY VIRTUE OF POOLING, UNITIZATION, COMMUNITIZATION, PARTICIPATION AND OPERATING AGREEMENTS, LICENSES,  PERMITS, AND OTHER AGREEMENTS, COVERING OR PERTAINING TO THE FOLLOWING LANDS IN CHAVES COUNTY, NEW MEXICO:

THE SE14 AND THE E/2 SW/4 AND THE SW14 SW/4 AND THE W12 SE/4 AND THE SW/4, W/2 SE/4 AND SE/4 SW/4 AND THE SW/4 SE/4 AND THE NW/4 SW/4 AND THE NE14SW/4 AND THE NW/4 SE/4 OF SECTION 18;

THE E/2 SW/4 AND THE W12 SE14 AND W12 SW/4 AND THE SE/4 SE/4 AND THE SW14 W/2 SE/4, SE/4 SE14 ABD TGE SE14 SW14 AND THE SW14 SE/4 AND THE SW/4 SW/4 AND THE NW/4 SW/4 AND THE NE/4 SW/4 AND THE SW/4 SE14 AND THE NE/4 SE/4 OF SECTION 19;

THE NW/4 NW/4 SW/4 NW/4 NE/4 SE/4 NW/4 AND THE SW/4 NE/4 AND THE SW/4 SE/4 OF SECTION 30;

TRACT I ALL OF SECTION 4, TRACT I N/2 AND THE S12 OF SECTION SAND THE S/2 & NE/4 OF SECTION 6,•

THE 2 E/2 OF SECTION 13 AND THE E/2 SECTION 24 AND THE NE/4 SECTION 25;

THE SW/4 AND THE SE/4 AND THE NE14OF SECTION 12;

THE NW/4 AND THE N/2 S/2 AND THE NE/4 OF SECTION 11; THE E/2 SE/4 OF SECTION 13;

THE NE/4 AND THE SE/4 NW14 AND THE S12 SE/4 AND THE NE/4 SE14 OF SECTION 25;

THE SE/4 NW/4 AND THE NW/4 NW/4 AND THE NW/4 SE/4 AND THE SE/4 SE/4 AND THE SW/4 NE/4 AND THE NE14 NE/4 AND THESE/4 NE/4 AND THE NE/4 SW/4 AND THE NE14 NW/4 AND THE W12 SW/4 AND THE SW/4 SE14 AND THE NW/4NE/4 AND THE SW/4 NW/4 OF SECTION 36;

2.          This Assignment is accepted subject to, and Assignee agrees to assume and perform and indemnify Assignor from and against, any and all of the liabilities and obligations, or alleged or threatened liabilities and obligations, of Assignor under the Interests and existing oil and gas leases, assignments, participation agreements, operating agreements, product purchase and sale contracts, leases, permits, rights-of-way, licenses, easements, options, orders, and any other agreements or contracts attributable to and affecting the Interests, including but not limited to, any and all obligations (i) to pay and deliver royalties, overriding royalties, non-participating royalties, and other burdens on production, (ii) in connection with or arising out of balancing of overproduction or underproduction from the Interests, and (iii) in compliance with all laws and governmental regulations with respect to the Interests including, but not limited to, the lawful plugging and abandonment of oil and gas wells and the restoration of the surface of the land as nearly as possible to its prelease condition.

2.          This Assignment and Transfer of Interest shall inure to the benefit of and be binding upon the parties hereto, their heirs, successors and assigns.

3.          This Assignment and Transfer of Interest may be executed by Assignor and Assignee in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute one and the same instrument.

4.          This Assignment and Transfer of Interest is made with warranty of title to the Interests assigned and transferred hereby.

IN WITNESS WHEREOF, this instrument is executed to be effective for all purposes as of September 1, 2016 (the "Effective Date").

ASSIGNOR:

Whistler Ventures LLC

By:

/s/Nadeem Babar
___________________________________

Nadeem Babar
President

ASSIGNEE:

Petrolia Energy Corporation

By:

/s/Leo Womack
___________________________________

Leo Womack
Chairman of the Board

THE SE/4 SE/4 OF SECTION 26;

THE E12 NE/4 AND THE SE/4 NE/4 AND THE SE/4 SE/4 AND THE E/2 SE/4 OF SECTION 35;

THE E/2 OF SECTION 31;

THE W/2 SW/4 OF SECTION 32; THE W/2 OF SECTION 5;

ALL OF SECTION 6,•

THE SE/4 NE/4 AND THE NE14 SE/4 OF SECTION 7,• AND

THE N/2 NW/4 AND THE SW/4 NW/4 OF SECTION 8.

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